UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

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LAPOLLA INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park	Notice of Action by Written Consent
15402 Vantage Parkway East, Suite 322	Information Statement
Houston, Texas 77032	2007 Annual Report

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholder:

The purpose of this letter is to inform you that on May 1, 2008, subject to approval of stockholders, the Board of Directors resolved to amend our Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), by increasing the authorized common stock capitalization limit from 70 Million shares to 98 Million shares and to amend our Equity Incentive Plan, as amended (the “Equity Plan”), to increase the number of shares of common stock reserved under the Plan from 6 Million shares to 10 Million shares. On May 2, 2008 stockholders representing 67.49% of the 59,298,700 shares of our outstanding common stock on said date approved and consented to amendments to the Company’s Restated Certificate and our Equity Plan. Such approval will be effective 20 calendar days after the date this letter and the accompanying Information Statement, and related materials, are mailed to you. Pursuant to Delaware law, our Restated Certificate of Incorporation, as amended, and Bylaws, the aforesaid consent will satisfy the stockholder approval requirement for approval of the amendments to our Restated Certificate and Equity Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Section 228 of the Delaware General Corporation Law (the "DGCL") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Restated Certificate of Incorporation. In order to eliminate the costs and management time involved in having a special meeting of Stockholders and obtaining proxies and in order to effect the resolutions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the DGCL are afforded to the Company's stockholders as a result of the approval of the proposals.  The accompanying Information Statement is for informational purposes only. It describes why the amendments to our Restated Certificate, which increases our authorized common stock capitalization limit, and Equity Plan, which increases the maximum number of shares issuable thereunder, are necessary, and contains other disclosures required by law in connection with such stockholder approval.

Please read the accompanying Information Statement carefully.

LAPOLLA INDUSTRIES, INC.

Douglas J. Kramer
CEO and President

Houston, Texas
May __, 2008

LAPOLLA INDUSTRIES, INC.

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS AND INFORMATION STATEMENT

(i)

LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas  77032

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about May __, 2008 to the stockholders of record of LaPolla Industries, Inc. at the close of business on May 2, 2008. This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

This Information Statement is furnished by the board of directors of LaPolla Industries, Inc. The terms “LaPolla”, “Company”, “we”, “us” or “our” refer to LaPolla Industries, Inc., a Delaware corporation, unless the context indicates otherwise.

The Information Statement is being sent to stockholders of LaPolla to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to provide information to all stockholders in connection with action by written consent taken on May 2, 2008 by certain stockholders collectively owning 67.49 % of our outstanding shares as of the record date described below. Such action constitutes the approval and consent of stockholders representing a sufficient percentage of the total outstanding shares to approve the amendments to our Restated Certificate which increases our authorized common stock capitalization limit and Equity Plan which increases the maximum number of shares issuable thereunder of our Company. Accordingly, the action will not be submitted to the other stockholders of our Company for a vote. The written consent will be effective on June __, 2008 or 20 calendar days after the date this Information Statement is first mailed to all stockholders in accordance with Rule 14c-2(b) of the Exchange Act, whichever occurs first.

We will pay all costs associated with the distribution of this Information Statement including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

The board of directors fixed the close of business on May 2, 2008 as the record date for determining the stockholders entitled to receive this Information Statement pertaining to this action by written consent. As of the record date, there were 59,298,700 common shares outstanding. Each common share held as of the record date was entitled to one vote per share. We have no other voting securities outstanding. Approval of the amendments to our Restated Certificate which increases our authorized common stock capitalization limit and Equity Plan which increases the maximum number of shares issuable thereunder of our Company were obtained by written consent of the stockholders rather than at a duly called meeting of stockholders.

PRINCIPAL STOCKHOLDERS

The following table presents information concerning the beneficial ownership of our shares of common stock as of the record date, May 2, 2008, by each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, each of our current directors, each of our current (and a former) executive officers and all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options that are currently vested and exercisable or exercisable, within 60 days of May 2, 2008, are considered outstanding and beneficially owned by the person granted the shares or holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF MANAGEMENT TABLE

	Shares of	Rights to	Total Shares
	Common Stock	Acquire Shares of	of Common Stock	Percent
Beneficial Owner	Owned	Common Stock (1)	Beneficially Owned	of Class (2)
Directors:
Richard J. Kurtz, Chairman of the Board (3)	38,424,996	—	38,424,996	60.93%
Nine Duck Pond Road
Alpine, New Jersey 07620

Lt. Gen. Arthur J. Gregg, US Army (Ret)	62,500	24,975	87,475	0.14%
Jay C. Nadel	500,000	49,950	549,950	0.87%
Augustus J. Larson	—	14,985	14,985	0.02%
Howard L. Brown	—	45,921	45,921	0.07%
Douglas J. Kramer (4)	—	90,000	90,000	0.14%
Michael T. Adams (5)	1,035,524	15,000	1,050,524	1.67%

Executive Officers:
Paul Smiertka (6)	—	—	—	0.00%
Timothy J. Novak (7)	—	—	—	0.00%
John A. Campbell (8)	1,135	—	1,135	0.00%

All directors and executive officers listed above as a group	40,024,155	240,831	40,264,986	63.85%
Notes:
(1) Represents common stock which the person has the right to acquire within 60 days after May 2, 2008. For current executive officers - Mr. Kramer and Mr. Adams have 480,000 and 80,000 vested stock options, of which 90,000 and 15,000 are exercisable, respectively; and directors – Mr. Kurtz, General Gregg, Mr. Nadel, Mr. Larson, and Mr. Brown, each have 200,000, 75,000, 150,000, 45,000, and 224,200 vested stock options, of which -0-, 24,975, 49,950, 14,985, and 45,921 are exercisable, respectively. See generally Part III, Item 11 – Executive and Director Compensation, in our Annual Report on Form 10-K/A for the year ended December 31, 2007 for more information.
(2) Based on 63,064,022 shares of our common stock outstanding at May 2, 2008 (Includes those shares in the “Rights to Acquire Shares of Common Stock” column in this table as well as the Security Ownership of Certain Beneficial Owners table below).
(3) In addition to shares held in the individual’s sole name, the amount owned includes 100,000 shares held by the spouse of the named person.
(4) Mr. Kramer is also our CEO and President.
(5) Mr. Adams is also our CGO, EVP and Secretary.
(6) Mr. Smiertka started as CFO and Treasurer on March 3, 2008.
(7) Mr. Novak started as CFO on June 11, 2007 and resigned on February 15, 2008.
(8) Mr. Campbell was CFO and Treasurer from February 1, 2006 to June 10, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS TABLE

Except as set forth in the above and below tables, our management knows of no person who is the beneficial owner of more than 5% of our issued and outstanding common stock as of the record date.

	Shares of	Rights to	Total Shares of
	Common Stock	Acquire Shares of	Common Stock	Percent
Name and Address of Beneficial Owners (1)	Owned	Common Stock (2)	Beneficially Owned	of Class (3)
ComVest Capital LLC	—	3,524,491	3,524,491	5.60%
ComVest Capital Management LLC
ComVest Group Holdings, LLC
Michael S. Falk
One North Clematis, Suite 300
West Palm Beach, Florida 33401
Notes:
(1) Based on 63,064,022 shares of our common stock outstanding at May 2, 2008 (Includes those shares in the “Rights to Acquire Shares of Common Stock” column in this table as well as the Security Ownership of Management table above).
(2) Based on the information provided pursuant to a joint statement on a Schedule 13G filed with SEC on February 26, 2007, the name of the Reporting Person is ComVest Capital LLC, a Delaware limited liability company ("ComVest"), as adjusted by the Company for principal repayments and reductions on the Convertible Term Note and Conversion Price Adjustment on December 27, 2007, and warrant exercises as of May 2, 2008 record date (See (3) below). ComVest is a private investment company. The managing member of ComVest is ComVest Capital Management LLC, a Delaware limited liability company ("Management"), the managing member of which is ComVest Group Holdings, LLC, a Delaware limited liability company ("CGH"). Michael Falk ("Falk") is the Chairman and principal member of CGH. Falk is a citizen of the United States of America. The group of beneficial owners share the same principal business address provided in this table.
(3) The Company entered into a Revolving Credit and Term Loan Agreement on February 21, 2007 under which ComVest agreed to loan up to $3,500,000 under a revolving credit note and $2,000,000 under a convertible term note, and the Company agreed to issue three warrants to ComVest and register the conversion shares under the convertible term note and shares underlying the warrants. On June 12, 2007, the Company and ComVest amended the Revolving Credit and Term Loan Agreement and ComVest agreed to loan up to an additional $1,500,000 under the revolving credit note and the Company agreed to certain technical changes to related agreements, reprice certain portions of the three previously issued warrants, and issue a new warrant. On December 27, 2007, the Company entered into a common stock transaction unrelated to ComVest that triggered anti-dilution provisions in the ComVest agreements resulting in a repricing of the warrants and conversion rate under the convertible term note. The convertible term note is convertible optionally by ComVest at any time or mandatorily by LaPolla upon satisfying certain conditions into common stock originally at the rate of $.80 per share, and, as adjusted on December 27, 2007, to $.77 per share.  Principal repayments of $66,667 per month under the convertible term note commenced on September 30, 2007. The warrants are for the purchase of three tranches of 500,000 shares of common stock, immediately exercisable originally at exercise prices of $.68, $.77 and $.93 per share, respectively. In connection with the June 12, 2007 amendment above, the Company adjusted the exercise price of the original warrants to $.63 for 750,000 shares and $.77 for 750,000 shares and issued a new warrant for 250,000 shares of common stock, immediately exercisable at an exercise price of $.55 per share. In connection with the December 27, 2007 transaction described above, the repriced original warrants were repriced to $.61 per share for 750,000 shares and $.74 per share for 750,000 shares and the new warrant was repriced to $.54 per share for 250,000 shares.  ComVest exercised an aggregate of 173,000 warrants as of May 2, 2008. See also Note 9 – Revolving Credit Note, Convertible Term Note, Warrants, and Registration Payment Arrangements, of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for more information.

APPROVAL OF AN INCREASE IN THE AUTHORIZED COMMON STOCK CAPITALIZATION LIMIT

SUMMARY OF THE INCREASE IN THE AUTHORIZED COMMON STOCK CAPITALIZATION LIMIT

Introduction

On May 1, 2008, subject to approval of stockholders, our Board of Directors resolved to amend our Restated Certificate to increase the authorized common stock capitalization limit from 70 Millions shares to 98 Million shares and determined such to be in the best interest of our Company and its stockholders. On May 2, 2008, stockholders owning greater than a majority of the outstanding shares of common stock approved the proposed amendment to the Restated Certificate by action taken by written consent without a meeting in accordance with Delaware Law. No further vote of our stockholders is required. Such approval will be effective 20 calendar days after the date this Information Statement and the accompanying materials are mailed to all stockholders.  The purpose of the amendment is to increase the authorized common stock capitalization limit of the Company.

Amendment

The amendment increases the authorized common stock capitalization limit of the Company from 70 Million shares to 98 Million shares of common stock, par value $.01.  The amendment is attached in Appendix A to this Information Statement.

Summary

The additional authorized shares of common stock is to benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law) to issue additional shares of common stock from time to time to respond to business needs and opportunities as they arise or for other corporate purposes.

These needs, opportunities and purposes might include, for example obtaining capital funds through public and private offerings of shares of common stock and using shares of common stock in connection with structuring possible acquisitions of businesses and assets, satisfy outstanding stock options and warrants, or effectuate conversions. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends or, subject to stockholder approval, increase, establish or extend stock option or stock award plans. Except as otherwise provided for in this Information Statement, no stock splits, dividends or other actions requiring the availability of the additional authorized shares of common stock have been approved by the Board of Directors as of the date hereof.

Increasing the number of authorized shares of common stock will not have any immediate effect on the rights of current stockholders. However, the Board will have the authority to issue authorized shares of common stock without requiring future stockholder approval of those issuances. If the Board determines that an issuance of shares of the Company's common stock is in the best interests of the Company and its stockholders, the issuance of additional shares could have the effect of diluting the earnings per share or the book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder. The holders of the Company's common stock have no preemptive right to purchase any of the additional shares of common stock to be issued.

When filed with the Delaware Secretary of State, the amendment will increase the authorized common stock capitalization of our Company from 70 Million shares to 98 Million shares.

Refer to our Annual Report on Form 10-K/A for the year ended December 31, 2007 at Part III, Item 11 - Executive and Director Compensation, for the required compensation of directors and executive officers information.

See our Annual Report on Form 10-K for the year ended December 31, 2007, Part II at the following: Item 8 – Financial Statements and Supplementary Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosures About Market Risk, and Item 9 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure, and our Annual Report on Form 10-K/A for the year ended December 31, 2007, Part III at Item 14 – Principal Accountant Fees and Services, for the required financial and other information.

See also Interest of Certain Persons in Matters to be Acted Upon and Approval of Amendment to Equity Incentive Plan for discussion of effects and benefits upon a certain officer.

APPROVAL OF AMENDMENT TO EQUITY INCENTIVE PLAN

SUMMARY OF AMENDMENT TO EQUITY INCENTIVE PLAN

Introduction

On May 1, 2008, our Board of Directors approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's common stock for action by written consent, an amendment to the Equity Plan. On May 2, 2008, stockholders owning greater than a majority of the outstanding shares of common stock approved the proposed amendment to the Equity Plan by action taken by written consent without a meeting in accordance with Delaware Law. No further vote of our stockholders is required. Such approval will be effective after approval of the amendment to our Restated Certificate becomes effective, which is 20 calendar days after the date this Information Statement and the accompanying materials are mailed to all stockholders.  The purpose of the amendment to our Equity Plan is to increase the maximum number of shares issuable. The Equity Plan was established by the Board of Directors on July 12, 2005 and ratified and approved by stockholders.  The Board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract, motivate and retain the most qualified candidates for all aspects of our business.

Amendment

The amendment increases the maximum number of shares of common stock reserved for issuance under the Equity Plan from 6 Million shares to 10 Million shares. As of May 2, 2008, there were only 212,056 shares of common stock remaining available for option and stock awards under the Equity Plan.  In light of historical usage and potential future grants, we anticipate the number of shares of common stock, as increased, available for awards under the Equity Plan will be adequate to meet our foreseeable requirements. A summary of the principal features of the Equity Plan, including the amendment, is set forth below. This summary description is qualified by the actual provisions of the Equity Plan. The amendment is attached in Appendix B to this Information Statement.

Summary of Equity Plan

Purpose and Eligibility

The purpose of the Equity Plan is to enable the Company to attract and retain the services of experienced and knowledgeable executive officers, key employees, directors, and consultants, and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of those participants in the Company.  Our executive officers, key employees, directors, and consultants are eligible to receive awards under the Equity Plan. None of the eligible persons are entitled to participate in the Equity Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service.  The Equity Plan provides for grants of nonqualified stock options, incentive stock options, and stock bonuses. As of May 2, 2008, the Company had 42 employees, 7 directors, and -0- consultants eligible to participate in the Equity Plan.

Stock Available for Issuance under the Equity Plan

The shares of common stock to be delivered under the Equity Plan are made available, at the discretion of the Board, either from authorized and unissued shares of common stock or from reacquired shares of common stock or any combination thereof. Prior to amending the Equity Plan, the total number of shares of common stock issuable for awards was 6 Million. The terms of the Equity Plan restrict the maximum number of shares that may be issued for stock bonuses to 1 Million shares and stock options per person per year to 2 Million shares. This amendment increased the total number of shares of common stock issuable for awards under the Equity Plan to 10 Million shares. If, on or before termination of the Equity Plan, an option for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock subject to an award have been reacquired by the Company pursuant to the restrictions imposed on such shares, such option or shares, as the case may be, are no longer charged against the maximum number of shares of common stock issuable under the Equity Plan and such shares shall again become part of shares reserved for issuance under the Equity Plan. The number and kind of shares issuable under the Equity Plan, the number and kind of shares subject to outstanding awards, the grant or exercise price with respect to any award, and the repurchase price, if any, with respect to any award, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of common stock (or any stock or securities received with respect to such common stock). On May 2, 2008, the closing market price of the common stock of the Company as traded on the NASDAQ OTCBB was $.70 per share.

Administration, Amendment and Termination

The Equity Plan is administered by the Compensation Committee, consisting of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code (“Administrator”). Subject to the provisions of the Equity Plan, the Administrator determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Administrator, subject to certain limitations required by Section 162(m) and the express language in the Equity Plan that prohibits repricing, may amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Administrator may establish rules and policies for administration of the Equity Plan and adopt one or more forms of agreement to evidence awards made under the Equity Plan. The Administrator interprets the Equity Plan and any agreement used under the Equity Plan, and all determinations of the Administrator will be final and binding on all persons having an interest in the Equity Plan or any award issued under the Equity Plan. The Equity Plan continues in effect until its termination by the Administrator or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and agreements evidencing awards granted have lapsed. The Administrator may terminate or amend the plan at any time, provided that without stockholder approval the plan cannot be amended to increase the share reserve, change classes of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by Administrator, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with applicable law.

Option Grants

Participants may be granted non-qualified or incentive stock options to purchase shares of common stock of the Company. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any participant in any fiscal year options which cover in the aggregate more than 2,000,000 shares. Non-qualified stock options will provide for the right to purchase shares of our common stock at a specified price that is not less than the fair market value on the date of grant, and usually will become exercisable in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Non-qualified stock options may be granted for any term specified by the administrator, but the term may not exceed eight years. Incentive stock options will be designed to comply with the applicable provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, incentive stock options must have an exercise price that is not less than the fair market value of a share of common stock on the date of grant, may only be granted to our employees and may not be exercisable after a period of eight years measured from the date of grant. However, if subsequently modified, incentive stock options may cease to qualify for treatment as incentive stock options and may be treated as non-qualified stock options. The total fair market value of shares for which one or more options granted to any employee may for the first time become exercisable as incentive stock options during any one calendar year may not exceed $100,000. To the extent this limit is exceeded, the options granted will be non-qualified stock options. In the case of an incentive stock option granted to an individual who owns more than 10% of the total combined voting power of all classes of our stock, the Equity Plan provides that the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date of grant and the incentive stock option may not be exercisable after a period of five years measured from the date of grant. Like non-qualified stock options, incentive stock options usually will become exercisable in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.  Each option granted under the Equity Plan must be evidenced by a written agreement specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Equity Plan.

Stock Bonuses

Participants may be granted stock bonuses upon such conditions as the Administrator determines. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by participant, except the consideration must be in the form of cash or past services rendered having a value not less than par value of the shares acquired. Stock Bonuses may be granted subject to such restrictions for such periods as determined by the Administrator and set forth in a written agreement between us and participant, and shares acquired pursuant to the award may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors. Unless otherwise provided, a participant forfeits any shares acquired under a Stock Bonus as to which restrictions have not lapsed prior to termination of service. Participants holding restricted stock have the right to vote shares and receive all dividends and other distributions, except that any dividends or other distributions in shares are subject to the same restrictions on transferability as the original award.

Vesting and Exercise of Awards

The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award may accelerate. No portion of an award which is not vested at the holder’s termination of employment or service will subsequently become vested, except as may be otherwise provided by the Administrator either in the agreement relating to the award or by action following the grant of the award. Upon the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events. Following the grant of an award, the Administrator may also provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, in connection with a change in control or in connection with a holder’s termination of employment or service by reason of the holder’s retirement, death or disability. Only whole shares of common stock may be purchased or issued pursuant to an award.

Change in Control

Generally, in the event of a “change in control” of the Company, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding options or substitute substantially equivalent options or rights for its stock. If outstanding options are not assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vest in full. Any stock options which are not assumed in connection with a Change in Control or exercised prior to a Change in Control will terminate effective as of the Change in Control. In addition, the Administrator may provide in any stock bonus agreement for acceleration of vesting of an award effective as of the Change in Control. A “change in control” for this purpose occurs if an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event is any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only.  In such event, no Change in Control or Ownership Change Event will be deemed to have occurred.

Summary of U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax treatment that will generally apply to option grants and stock bonuses made under the Equity Plan, based on U.S. federal income tax laws in effect on the date of this proxy statement. Participants in the Equity Plan are advised to consult with their own tax advisors for particular federal, as well as state and local, income and any other tax advice.

If an optionee is granted a non-qualified stock option under the Equity Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result. Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we or our subsidiary should be entitled to a federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee. A recipient of a stock bonus generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock received. Except as otherwise described above with respect to incentive stock options, we generally should be entitled to a federal income tax deduction at the time and for the same amount as the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”) with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 in any one year. The Section 162(m) deduction limit, however, does not apply to certain “qualified performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, awards granted under the Equity Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using performance criteria. In general, a recipient of restricted stock bonus should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and that is non-transferable within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date) or the shares become transferable, the recipient should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse or become transferable, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Subsequent Events

On May 5, 2008, after the amendment to the Equity Plan was approved as described above by the Board of Directors and ratified and approved by a majority of the stockholders of the Company, the Board of Directors entered into a new Option Agreement with the Company’s CEO and President.  The Option Agreement is attached in Appendix C to this Information Statement.  Specific information on the option grant is included in the table below.

NEW PLAN BENEFITS

Name and Position	Common Stock Underlying Options Granted	Exercise Base Price Per Share	Expiration Date	Dollar Value of Common Stock Underlying Options Granted
Douglas J. Kramer, CEO and President	2,000,000	$0.74	12/31/2013	$1,480,000
Executive Group	2,000,000			$1,480,000
Notes:
(1) These options were granted on May 5, 2008.
(2) The price reflects the closing price of our common stock as traded on the NASDAQ OTCBB on May 5, 2008.
(3) The value is calculated by multiplying the number of options in footnote (1) by the base price per share in footnote (2).
(4) These options vest in 250,000 option increments, with the first increment vesting on the earlier of June 30, 2008, provided the Company has net pre-tax income for the fiscal quarter ending on that date, or the last day of the Company’s first fiscal quarter ending after June 30, 2008 for which the Company has a quarterly profit, and each of the remaining increments on the last day of each the next seven fiscal quarters for which the Company has a quarterly profit, subject in all cases to continued satisfactory employment through the last day of each such fiscal quarter. The options, upon and from the date of, vesting are exercisable on a cumulative basis of 8 1/3 % at the end of 12 months, 16 2/3 % at the end of 24 months, 25 % at the end of the 36 months, and 100 % at the end of the 48 months.

See Interested Persons in Matters to be Acted Upon for discussion of effects and benefits upon a certain officer.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s directors and officers as of May 2, 2008 are as follows:

Name	Position	Age
Richard J. Kurtz	Chairman of the Board	67
Lt. Gen. Arthur J. Gregg, US Army (Ret)	Director	78
Jay C. Nadel	Director	49
Augustus J. Larson	Director	53
Howard L. Brown	Director	62
Douglas J. Kramer	Director, CEO and President	44
Michael T. Adams	Director, CGO, EVP and Secretary	42
Paul Smiertka	CFO and Treasurer	51

See Part III, Item 10 – Directors, Executive Officers and Corporate Governance, Directors, in our Annual Report on Form 10-K/A for the year ended December 31, 2007 and Part I, Item 1 - Business, Executive Officers, in our Annual Report on Form 10-K for the year ended December 31, 2007, for more information on our directors and officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Refer to Part III, Item 11 - Executive and Director Compensation, in our Annual Report on Form 10-K/A for the year ended December 31, 2007 for the required compensation of directors and executive officers information.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As a result of the effectuation of an increase in our common stock capitalization limit from 70 Million shares to 98 Million shares, a total of 98 Million shares may be issued by us.  This increase in the authorized common stock limitation will inure especially to the CEO and President of the Company with respect to a stock option granted on May 5, 2008. This increased capitalization provides us with sufficient shares to fund the increase in the maximum number of shares issuable under the Equity Plan. Although the issuance of shares by us may further result in a dilution of your percentage of ownership of the outstanding shares of our increased common stock capitalization limit if the stock options ultimately vest and are exercised by our CEO and President, such issuances, if made, will cause an increase in the per share book value of your outstanding common stock. The effect of any dilution of percentage ownership and/or increase in book value cannot be determined until and only if, the aforesaid issuance occurs. Notwithstanding the foregoing, if the aforesaid action is taken, and shares of common stock are issued by us, the total amount of shares of common stock outstanding will increase by the amount of such issuance and the percentage ownership of minority stockholders will decrease.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by our Form 10-K/A for the year ended December 31, 2007 (the “2007 Annual Report”) accompanies this Information Statement being mailed to all stockholders. We will provide, without charge, additional copies of our 2007 Annual Report, including any exhibits, upon the receipt of a written request by any stockholder to the Corporate Secretary, LaPolla Industries, Inc., 15402 Vantage Parkway East, Suite 322, Houston, Texas  77032.

OTHER MATTERS

Only one 2007 Annual Report to security holders, Information Statement or Notice of Internet Availability of Information Statement Materials is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We undertake to deliver promptly upon written or oral request a separate copy of the 2007 Annual Report to security holders, Information Statement, or Notice of Internet Availability of Information Statement Materials, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that the security holder wishes to receive a separate copy of the 2007 Annual Report to security holders, Information Statement, or Notice of Internet Availability of Information Statement Materials, as applicable. Security holders that wish to receive a separate annual report to security holders, proxy or information statement, or Notice of Internet Availability of Proxy or Information Statement Materials, as applicable, in the future, or a single copy of annual reports to security holders, proxy or information statements, or Notices of Internet Availability of Proxy or Information Statement Materials if they are receiving multiple copies of annual reports to security holders, proxy or information statements, or Notices of Internet Availability of Proxy or Information Statement Materials, can call (800) 542-1061 or submit a written notification to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

INCORPORATION BY REFERENCE

Our Form 10-K for the year ended December 31, 2007 filed with the SEC on April 15, 2008, as amended by our Form 10-K/A for the year ended December 31, 2007 filed with the SEC on April 30, 2008, is incorporated herein by this reference.

By Order of the Board of Directors

Michael T. Adams
Corporate Secretary

Houston, Texas
May __, 2008

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION

LAPOLLA INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: Pursuant to Section 228 of the Delaware General Corporation Law, as amended, and Article I, Section 7 of LaPolla Industries, Inc.’s Bylaws, the Board of Directors unanimously resolved and duly adopted a proposed amendment to the Restated Certificate of Incorporation, as it has been amended from time to time, of said corporation, declaring said amendment to be advisable and for consideration thereof. The proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article and Section thereof numbered "FOURTH", Section "A", so that, as amended, said Article's Section shall be and read as follows:

"FOURTH: Capital Stock. A. The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of which Ninety Eight Million (98,000,000) shall be common stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and of which Two Million (2,000,000) shares shall be preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called the "Preferred Stock")."

SECOND: That thereafter, pursuant to Section 228 of the Delaware General Corporation Law, as amended, a written consent of 67.49 % of the outstanding shares of Common Stock at the close of business on May 2, 2008, in lieu of and without a meeting, without prior notice and without a vote, was duly executed, wherein stockholders owning more than the necessary number of shares as required by statute voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

FIFTH:  Except as amended hereby, the Restated Certificate of Incorporation of LaPolla Industries, Inc., as it has been amended from time to time, is hereby ratified and approved.

IN WITNESS WHEREOF, said LAPOLLA INDUSTRIES, INC. has caused this certificate to be signed by ______________________, an Authorized Officer, this ___ day of _________, 2008.

BY:
TITLE OF OFFICER:

A-1

Appendix B

SECOND AMENDMENT
TO THE
EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT to the Equity Incentive Plan (the “Plan”) of LaPolla Industries, Inc., a Delaware corporation, is effective as of May 1, 2008 (the “Effective Date”), subject to ratification and approval by common stockholders of the Company.

RECITAL

Pursuant to resolution of the Board of Directors, the Plan was amended on May 1, 2008 to increase the maximum aggregate number of shares of the Company’s common stock reserved for issuance under the Plan from 6 Million shares to 10 Million shares, subject to ratification and approval by stockholders.

AMENDMENT

1.      Capitalized terms used in this Amendment without definition shall have the meanings ascribed thereto in the Plan.

2.      Effective as of Effective Date, Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1                 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 10,000,000, reduced at any time by the sum of (a) the number of shares subject to options granted pursuant to the Predecessor Plan which remain outstanding at such time and (b) the number of shares issued prior to such time and after the Effective Date of this Plan upon the exercise of options granted pursuant to the Predecessor Plan. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.”

3.  Except as amended hereby, the Plan, as it has been previously amended, is hereby ratified and approved.

I HEREBY CERTIFY that the foregoing Second Amendment to the Equity Incentive Plan was duly adopted by the Board of Directors of the Company on May 1, 2008 and ratified and approved by the stockholders of the Company on May 2, 2008.

Executed this 5th day of May, 2008.

BY:	/s/ Michael T. Adams, EVP
TITLE OF OFFICER:	Executive Vice President

B-1

Appendix C

OPTION AGREEMENT

THIS OPTION AGREEMENT, effective as of May 5, 2008, by and between LAPOLLA INDUSTRIES, INC. a Delaware corporation (the “Company”) and DOUGLAS J. KRAMER (the “Executive”).

WHEREAS, the Board of Directors of the Company previously authorized and approved the Equity Incentive Plan, effective as of July 12, 2005 ("Plan"), which Plan was amended effective as of January 16, 2007.  The Plan provides for the grant of Options to employees, directors and consultants of the Company.  Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the Plan;

WHEREAS, Company and Executive previously entered into an Option Agreement dated July 12, 2005, which Agreement was amended as of July 28, 2005 (said Agreement and amendment are collectively referred to as the “Prior Agreement”);

WHEREAS, Company and Executive have determined that it would be in the best interests of Company and Executive to amend certain provisions of the Prior Agreement as they relate to the options that were granted to Executive to acquire 2,000,000 shares of the Company’s common stock, $.01 par value per share, at any exercise price of $.67 per share (“Existing Options”); and

WHEREAS, the Company has determined that an option to acquire an additional 2,000,000 shares of Company common stock, $.01 par value per share should be granted to Executive, effective May 5, 2008.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

A.           Grant and Terms of New Options.  Pursuant to authority granted to it under the Plan, the Administrator of the Plan hereby grants to Executive in his capacity as an employee of the Company (“Optionee”), effective as of May 5, 2008 ("Grant Date"), 2,000,000 options. Subject to the provisions below, each Option permits Optionee to purchase one share of LaPolla Industries, Inc. common stock, $.01 par value per share ("Shares").

1.           Character of Options.  Pursuant to the Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the Plan and by law, such Options shall first be considered Incentive Stock Options.

2.           Exercise Price. The Exercise Price for each Non-Qualified Stock Option granted herein is the per Share closing price on May 5, 2008.

3.           Vesting.  The Options granted hereunder vest upon satisfaction of the following criteria:

3.1           250,000 Options on the earlier of: (i) June 30, 2008, provided the Company has net pre-tax income for the fiscal quarter ending on that date, as indicated on its Form 10-Q filed with the U.S. Securities and Exchange Commission (“Quarterly Profit”); or (ii) the last day of the Company’s first fiscal quarter ending after June 30, 2008 for which the Company has Quarterly Profit, subject in all cases to continued satisfactory employment through the vesting date;

3.2           An additional 250,000 options on the last day of each of the next seven fiscal quarters for which Company has Quarterly Profit, subject to continued satisfactory employment through the last day of each such fiscal quarter.

4.           Exercisability.  Once vested, the options shall be exercisable, on a cumulative basis, in accordance with the following schedule: eight and one-third percent (8 1/3%) of the vested options shall be exercisable twelve (12) months from the date of vesting; sixteen and two-third percent (16 2/3%) of the vested options shall be exercisable twenty-four (24) months from the date of vesting; twenty-five percent (25%) of the vested options shall be exercisable thirty-six (36) months from the date of vesting; and one hundred percent (100%) of the vested options shall be exercisable forty-eight (48) months from the date of vesting.

5.           Term of Options.  All then existing and unexercised Options, whether or not previously vested, shall expire on December 31, 2013.

B.           Amendments to Existing Options.  Company and Optionee amend Sections 4 and 5 of the Prior Agreement to provide, in full, as follows:

“4.           Vesting and Exercisability.  All of the Options, whether or not previously vested, shall be vested as of May 5, 2008.  Once vested, the options shall be exercisable, on a cumulative basis, in accordance with the following schedule: eight and one-third percent (8 1/3%) of the vested options shall be exercisable twelve (12) months from the date of vesting; sixteen and two-third percent (16 2/3%) of the vested options shall be exercisable twenty-four (24) months from the date of vesting; twenty-five percent (25%) of the vested options shall be exercisable thirty-six (36) months from the date of vesting; and one hundred percent (100%) of the vested options shall be exercisable forty-eight (48) months from the date of vesting.

5.           Term of Options.  All then existing and unexercised Options, whether or not then vested, shall expire on December 31, 2012.”

Except as provided in Sections 4 and 5 above, the terms of the Prior Agreement are the same as they were immediately prior to the adoption of this Amendment.  For ease of reference purposes, Sections 6 through and including 13 of the Prior Agreement are restated in their entirety in Section C below.

C.           Terms Applicable to the New and the Existing Options.

1.           Payment of Exercise Price.  Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price of the Option so exercised (i) in cash, by check or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (iii) by tender to the Company of a written consent to accept a reduction in the number of shares of Stock to which the Option relates (“Reduced Number of Shares”), which Reduced Number of Shares, when ascribed a value, shall be equal to the exercise price of the balance of shares of Stock covered by the Option; (iv) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

2.           Limits on Transfer of Options.  The Option granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution, except for gifts to family members subject to any specific limitation concerning such gift by the Administrator in its discretion; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death.  Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative.  No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. Notwithstanding the foregoing, to the extent permitted by the Administrator, in its discretion, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended.

3.           Termination of Employment.  If your employment is terminated with the Company, the Option and any unexercised portion shall be subject to the provisions below:

(a)           Upon the termination of your employment with the Company, to the extent not theretofore exercised, your vested Option shall continue to be valid; provided, however, that:

(i)           If the Participant shall die while in the employ of the Company or during the one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

(ii)           If the employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code), resignation by Participant for good reason (as defined below), or dismissal by the Company other than for cause (as defined below), and while such Participant is entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one (1) year from the date of termination of the Optionee's employment by reason of retirement, resignation by Participant for good reason, or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

(b)           If you voluntarily terminate your employment without good reason or are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof, whether vested or unvested.

(c)           If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

(d)           For all purposes of this Agreement, the term "for cause" shall mean "Cause" as defined in Executive’s Employment Agreement with the Company.

(e)           For all purposes of this Agreement, the term “good reason” shall mean “Good Reason” as defined in Executive’s Employment Agreement with the Company.

4.           Restriction; Securities Exchange Listing. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

5.           Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate in connection therewith), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

6.           Change in Control.  In the event of a Change in Control (as defined in the Plan), the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of the Executive, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror's stock.  In the event of such assumption or substitution, the Committee shall provide that any then unexercised and/or unvested portions of outstanding Options shall be immediately exercisable and vested in full, effective as of the time of consummation of the Change in Control.  In the event the Acquiror elects not to assume or substitute for outstanding Options in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 6 shall be conditioned upon the consummation of the Change in Control.  Any Options which are not assumed by the Acquiror in connection with the Change in Control nor exercised by the Executive as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

7.           Amendment to Options Herein Granted.  The Options granted herein may not be amended without your consent.

8.           Withholding Taxes.  As provided in the Plan, the Company may withhold from sums due or to become due to Optionee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

LAPOLLA INDUSTRIES, INC.

By:	/s/ Richard J. Kurtz	5/5/2008
	Richard J. Kurtz	Date
Chairman of the Board

	/s/ Douglas J. Kramer	5/6/2008
	Douglas J. Kramer	Date